UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 2017

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-31157	23-2507402
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

720 Pennsylvania Drive

Exton, Pennsylvania 19341

(Address of principal executive offices) (Zip Code)

(610) 646-9800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders (the “Annual Meeting”) of Innovative Solutions and Support, Inc. (the “Company”) was held on April 13, 2017.  At the Annual Meeting, the Company’s shareholders approved four proposals.  The proposals below are described in the Company’s definitive proxy statement, dated January 27, 2017, for the Annual Meeting. The results are as follows:

Proposal 1: Election of One Class I Director and Two Class II Directors to the Board of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes

Class I Director
Roger A. Carolin	6,075,698	316,453	7,106,499

Class II Directors
Robert E. Mittelstaedt, Jr.	6,062,364	329,787	7,106,499
Glen R. Bressner	6,063,384	328,767	7,106,499

Proposal 2:  Non-Binding Advisory Vote on the Frequency of the Advisory Vote on Compensation of the Company’s Named Executive Officers

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
2,826,400	111,870	3,434,904	0	7,125,476

Based on these results, the Company’s Board of Directors determined to hold a non-binding advisory vote on the compensation of the Company’s named executive officers once every three years until the next frequency vote.  A frequency vote is required to be held at least once every six years.

Proposal 3:  Non-Binding Advisory Vote on Named Executive Officer Compensation as Disclosed in the Proxy Statement

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,101,785	247,011	43,355	7,106,499

Proposal 4:  Ratification of the Appointment of Grant Thornton LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending September 30, 2017

Votes For	Votes Against	Abstentions
13,372,670	22,675	103,305

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

Date: April 13, 2017	By:	/s/ Relland M. Winand
Relland M. Winand
Chief Financial Officer